FOSTER WHEELER ANNOUNCES RECORD QUARTERLY NET INCOME

HAMILTON, BERMUDA, August 9, 2006—Foster Wheeler Ltd. (Nasdaq: FWLT) today reported net income for the three months ended June 30, 2006, of $43.1 million, or $0.61 per diluted share, excluding a net gain of $79.6 million from an asbestos insurance settlement, a $12.3 million charge relating to debt reduction initiatives completed in May 2006, and stock option expenses of $2.0 million. Including these items, net income for the quarter was $108.4 million, or $1.53 per diluted share.

For the first six months of 2006, net income was $59.7 million or $0.85 per diluted share, excluding the second-quarter items described above, as well as $1.8 million of first-quarter 2006 stock option expenses and, for EPS calculations only, the fair value of additional shares issued in January 2006 as part of the warrant offers. First-half 2006 net income including these items was $123.0 million, or $1.48 per diluted share.

“I am delighted with our performance this quarter,” said Raymond J. Milchovich, chairman, president and chief executive officer. “In particular, our Global Engineering and Construction (E&C) Group has once again delivered an outstanding operational performance and has continued to build high quality backlog. Compared with the year-ago quarter, E&C EBITDA increased by 67 percent. Measured in Foster Wheeler scope (“scope”), which excludes flowthrough costs, E&C revenues increased by 20 percent, new orders booked increased by 54 percent and backlog increased by 67 percent. The E&C markets we serve remain extremely strong and we have continued to add capacity in our Global E&C Group. We have increased this Group’s capacity by an additional seven percent during the second quarter of 2006 and will continue to expand its capacity intelligently and as quickly as possible, to meet the needs of our clients.”

Consolidated second-quarter 2006 EBITDA (earnings before income taxes, interest expense, depreciation and amortization), excluding the insurance settlement gain, debt reduction charge and stock option expense items referred to above, increased by 37 percent to $87.2 million, compared with $63.5 million for the second quarter of 2005. For comparison purposes, the second-quarter 2005 EBITDA amount excluded a $1.3 million charge relating to debt reduction initiatives. Including these items, consolidated second-quarter 2006 EBITDA was $152.5 million, compared with $62.2 million for the second quarter of 2005. Consolidated EBITDA, excluding the above items, was $135.0 million for the first half of 2006, an increase of 43 percent from $94.7 million for the first half of 2005. Consolidated EBITDA, including the above items, was $198.4 million for the first half of 2006, compared with $93.4 million for the second quarter of 2005.

The Company achieved another very strong bookings quarter. New orders booked in the second quarter of 2006, measured in scope, increased to $908.7 million, up 66 percent from $547.7 million in the year-ago quarter. For the first six months of 2006, bookings measured in scope increased significantly to $1.74 billion, up 77 percent from $986.4 million for the same period last year.

Operating revenues in the second quarter of 2006, measured in scope, increased by 32 percent to $623.5 million, up from $470.8 million in the second quarter of 2005. Operating revenues for the second quarter of 2006, including flowthrough costs, increased to $745.3 million, up 42 percent from $526.0 million in the second-quarter of 2005. For the first half of 2006, operating revenues measured in scope were $1.14 billion, up by 29 percent from $885.9 million for the first half of 2005. Including flowthrough costs, first-half 2006 operating revenues were $1.39 billion, up by 33 percent from $1.05 billion for the first half of 2005.

Backlog measured in scope has continued to grow very strongly, increasing to $2.84 billion at the end of the second quarter of 2006, an increase of 83 percent compared with backlog of $1.56 billion at the end of the second quarter of 2005.

Total cash and short-term investments at the end of the second quarter of 2006 were $358.1 million, of which $268.0 million were held by non-U.S. subsidiaries. This compares with $425.6 million at the end of the first quarter of 2006 and $326.4 million at the end of the second quarter of 2005. During the second quarter of 2006, the Company spent $79.9 million in debt reduction initiatives and funded $19.1 million of costs of asbestos litigation, defense, and case resolution.

As announced on July 7, 2006, the Company’s subsidiaries reached an agreement on June 30, 2006, to settle their asbestos-related claims for insurance coverage with an additional insurer. As a result of this settlement, the Company has increased its recorded asbestos-related insurance assets by $79.6 million, and has recorded a second-quarter 2006 gain of $79.6 million. The Company continues to litigate its claims against its remaining unsettled insurers while engaging in active settlement negotiations with these insurers.

2

Calculation of EBITDA

Management uses several financial metrics to measure the performance of the Company’s business segments. EBITDA is a supplemental, non-generally accepted accounting principle (GAAP) financial measure. The Company presents EBITDA because it believes it is an important supplemental measure of operating performance. A reconciliation of EBITDA, a non-GAAP financial measure, to net income, a GAAP measure, is attached with the Company’s financial data.

The Company believes that the line item on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance.

EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the type of events and transactions which are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed amounts of money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted it in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations;

• It does not include depreciation. Because the Company must utilize substantial property, plant and equipment in order to generate revenues in its operations, depreciation is a necessary and ongoing part of its costs. Therefore any measure that excludes depreciation has material limitations.

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3

06-154

Notes to Editor

1.	Consolidated Statements, including reconciliation of EBITDA, follow.

2.
Foster Wheeler will conduct a conference call with analysts today, August 9, at 11:00 a.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 888-262-9189 (conference I.D. No. 7638962) approximately ten minutes before the call. International access is available by dialing 973-582-2729 (conference I.D. No. 7638962). The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. A replay of the call will be available on the Company's Web site as well as by telephone. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay pass code7638962# required) starting one hour after the conclusion of the call through 8 p.m. (Eastern) on Wednesday, August 23, 2006. The replay can also be accessed on the Company's Web site for two weeks following the call.

3.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at http://www.fwc.com.

4.
Safe Harbor Statement
This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations regarding revenues (including as expressed by its backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the Company’s most recent annual report on Form 10-K and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding the company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with debt covenants, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

4

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Contacts:
Media:
Maureen Bingert	908 730 4444

Investors:
Kevin Hagan	908 713 2034

Other Inquiries:	908 730 4000

5

Foster Wheeler Ltd.  and  Subsidiaries
Consolidated Statement of Operations -  Summary
(in thousands of dollars, except share data and per share amounts)

	Three months ended		Six months ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005

Unfilled orders	$5,002,510	$2,708,700	$5,002,510	$2,708,700
New orders booked	998,561	1,442,695	2,527,962	1,902,700

Operating revenues	745,307	526,018	1,391,149	1,049,083
Cost of operating revenues	(613,852)	(415,560)	(1,177,669)	(860,701)
Contract profit	131,455	110,458	213,480	188,382

Selling, general & administrative expenses	(61,401)	(59,313)	(113,247)	(115,346)
Other income	20,113	16,821	35,868	29,331
Other deductions	(10,773)	(9,836)	(18,087)	(19,269)
Interest expense	(6,788)	(14,074)	(14,735)	(28,822)
Minority interest	(1,385)	(1,777)	(996)	(2,786)
Net gain on asbestos settlement	79,590	0	79,590	0
Loss on debt reduction initiatives	(12,318)	(1,300)	(12,483)	(1,300)

Income before income taxes	138,493	40,979	169,390	50,190
Provision for income taxes	(30,075)	(13,100)	(46,341)	(21,071)
Net income	108,418	27,879	123,049	29,119

Other comprehensive income/(loss):
Foreign currency translation adjustment	(2,462)	281	(812)	1,989
Minimum pension liability adjustment	0	0	(538)	0
Net gain on derivative instruments designated
as cash flow hedges	268	0	268	0
Net comprehensive income	$106,224	$28,160	$121,967	$31,108

Earnings per common share:
Basic	$1.62	$0.63	$1.60	$0.66
Diluted	$1.53	$0.55	$1.48	$0.57

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings per common share	66,834,931	43,414,937	64,952,184	42,584,091

Weighted-average number of common shares outstanding for diluted earnings per common share	70,684,419	49,702,058	70,087,043	48,902,242

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)

	Three months ended		Six months ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Global Engineering & Construction Group
Unfilled orders - in future revenues	$3,710,354	$2,072,170	$3,710,354	$2,072,170
New orders booked - in future revenues	606,937	1,229,824	1,722,149	1,511,425
Operating revenues	472,570	347,718	895,723	678,398
EBITDA	87,400	52,284	142,359	78,672

Foster Wheeler Scope (1):
Unfilled orders	1,564,700	937,400	1,564,700	937,400
New orders booked	520,300	337,900	943,000	601,600
Operating revenues	354,000	295,600	652,300	521,700

Global Power Group
Unfilled orders - in future revenues	1,292,156	636,530	1,292,156	636,530
New orders booked - in future revenues	391,594	212,849	805,755	391,241
Operating revenues	272,708	178,289	495,368	370,670
EBITDA	22,146	33,092	35,971	62,664

Foster Wheeler Scope (1):
Unfilled orders	1,277,900	620,100	1,277,900	620,100
New orders booked	388,400	209,800	799,600	384,800
Operating revenues	269,500	175,200	489,200	364,200

Corporate and Financial Services (2)
Unfilled orders - in future revenues	0	0	0	0
New orders booked - in future revenues	30	22	58	34
Operating revenues	29	11	58	15
EBITDA	42,951	(23,150)	20,061	(47,927)

Consolidated
Unfilled orders - in future revenues	5,002,510	2,708,700	5,002,510	2,708,700
New orders booked - in future revenues	998,561	1,442,695	2,527,962	1,902,700
Operating revenues	745,307	526,018	1,391,149	1,049,083
EBITDA	152,497	62,226	198,391	93,409

Foster Wheeler Scope (1):
Unfilled orders	2,842,600	1,557,500	2,842,600	1,557,500
New orders booked	908,700	547,700	1,742,600	986,400
Operating revenues	623,500	470,800	1,141,500	885,900

(1)	Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.
Foster Wheeler Scope excludes third party costs incurred by us as agent or principal on a reimburseable basis.
(2)	Includes intersegment eliminations

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)

	Three months ended		Six months ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Global Engineering & Construction Group

EBITDA	87,400	52,284	142,359	78,672
Less: Interest expense	(3,493)	(3,284)	(6,340)	(6,760)
Less: Depreciation/amortization	(2,015)	(1,872)	(3,858)	(3,704)
Income before income taxes	81,892	47,128	132,161	68,208
Provision for income taxes	(25,637)	(12,933)	(41,129)	(18,843)
Net income	56,255	34,195	91,032	49,365

Global Power Group

EBITDA	22,146	33,092	35,971	62,664
Less: Interest expense	(6,615)	(7,125)	(13,028)	(14,210)
Less: Depreciation/amortization	(4,860)	(4,932)	(9,728)	(9,917)
Income before income taxes	10,671	21,035	13,215	38,537
Provision for income taxes	(6,103)	(1,318)	(8,148)	(8,715)
Net income	4,568	19,717	5,067	29,822

Corporate and Financial Services (1)

EBITDA	42,951	(23,150)	20,061	(47,927)
Add/Less: Eliminations / (interest expense)	3,320	(3,665)	4,633	(7,852)
Less: Depreciation/amortization	(341)	(369)	(680)	(776)
Income/(loss) before income taxes	45,930	(27,184)	24,014	(56,555)
Benefit for income taxes	1,665	1,151	2,936	6,487
Net income/(loss)	47,595	(26,033)	26,950	(50,068)

Consolidated

EBITDA	152,497	62,226	198,391	93,409
Less: Interest expense	(6,788)	(14,074)	(14,735)	(28,822)
Less: Depreciation/amortization	(7,216)	(7,173)	(14,266)	(14,397)
Income before income taxes	138,493	40,979	169,390	50,190
Provision for income taxes	(30,075)	(13,100)	(46,341)	(21,071)
Net Income	108,418	27,879	123,049	29,119

(1)	Includes intersegment eliminations

Foster Wheeler Ltd. and Subsidiaries
Consolidated Balance Sheet
(in thousands of dollars)

	June 30,	December 30,
ASSETS	2006	2005
Current Assets:
Cash and cash equivalents	$340,158	$350,669
Accounts and notes receivable, net	492,929	320,600
Contracts in process	199,922	139,328
Prepaid, deferred and refundable income taxes	18,764	20,999
Other current assets	23,977	19,927
Total current assets	1,075,750	851,523

Land, buildings and equipment, net	291,236	258,672
Restricted cash	17,937	21,994
Notes and accounts receivable – long-term	5,536	5,076
Investment and advances	182,448	168,193
Goodwill, net	51,397	50,982
Other intangible assets, net	63,357	64,066
Asbestos-related insurance recovery receivable	382,227	321,008
Other assets	96,436	98,621
Deferred income taxes	57,746	54,571
TOTAL ASSETS	$2,224,070	$1,894,706

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Current installments on long-term debt	$22,970	$21,459
Accounts payable	225,303	233,815
Accrued expenses	298,741	300,457
Billings in excess of costs and estimated earnings on uncompleted contracts	557,206	410,676
Income taxes	64,591	31,157
Total current liabilities	1,168,811	997,564

Long-term debt	197,484	293,953
Deferred income taxes	43,135	37,406
Pension, postretirement and other employee benefits	269,261	269,147
Asbestos-related liability	435,023	466,163
Other long-term liabilities	148,061	141,107
Deferred accrued interest on subordinated deferrable interest debentures	0	2,697
Minority interest	26,972	27,827
Commitments and contingencies
TOTAL LIABILITIES	2,288,747	2,235,864

Shareholders' Deficit:
Preferred shares	0	0
Common shares	684	575
Paid-in capital	1,333,565	1,187,518
Accumulated deficit	(1,083,048)	(1,206,097)
Accumulated other comprehensive loss	(315,878)	(314,796)
Unearned compensation	0	(8,358)
TOTAL SHAREHOLDERS’ DEFICIT	(64,677)	(341,158)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$2,224,070	$1,894,706

Foster Wheeler Ltd. and Subsidiaries
Earnings Per Common Share Reconciliation
(in thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2006		June 30, 2006

		Fully Diluted		Fully Diluted
	Net Earnings	Earnings/Share	Net Earnings	Earnings/Share
Net income and earnings per common share, as adjusted	$43,113	$0.61	$59,680	$0.85

Add back:
Net gain on asbestos settlement	79,590	1.13	79,590	1.14
Loss on debt reduction activities	(12,318)	(0.17)	(12,483)	(0.18)
SFAS No. 123R cost	(1,967)	(0.03)	(3,738)	(0.05)
Fair value of additional shares issued as part of
the warrant offers (impacts earnings per share only)	0	0.00	0	(0.28)

Net income and earnings per common share, as reported	$108,418	$1.53	$123,049	$1.48